Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

Contact

Steve Brecken

781.522.5127

Raytheon Company to purchase Flight Options International’s interest in

Flight Options LLC

WALTHAM, Mass., (Dec. 29, 2005) – Raytheon Company (NYSE: RTN) has closed an agreement with Flight Options International to purchase its remaining equity in Flight Options, LLC, a fractional jet service provider.

Prior to this agreement, Raytheon had a 97.6% ownership stake in Flight Options, LLC. This equity purchase makes Flight Options, LLC a wholly-owned subsidiary of Raytheon Company. Terms of the agreement were not disclosed.

Raytheon Company (NYSE: RTN), with 2004 sales of $20.2 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs more than 80,000 people worldwide.

###